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                                                            Exhibit 23(b)





                 Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 29, 1995 incorporated by reference in First Commercial Bankcorp, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.








/s/Arthur Andersen LLP
----------------------
   Arthur Andersen LLP
   San Francisco, California

    December 2, 1997